FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  MAY 25, 2005

                            GENESEE & WYOMING INC.
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            (Exact name of registrant as specified in its charter)

          DELAWARE                    001-31456                06-0984624
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(State or other jurisdiction         (Commission             (IRS Employer
       of incorporation)             File Number)          Identification No.)

         66 FIELD POINT ROAD, GREENWICH, CT                        06830
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       (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code : (203) 629-3722

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     PARTIES TO THE AGREEMENT.

     On May 25, 2005, two wholly owned subsidiaries of Genesee & Wyoming Inc. ("GWI"), RP Acquisition Company One, a Delaware corporation ("RP GP Buyer"), and RP Acquisition Company Two, a Delaware corporation ("RP LP Buyer" and together with RP GP Buyer, the "Buyers"), entered into an agreement (the "Agreement") with Rail Management Corporation, a Delaware corporation ("RMC"), Durden 1991 Family Gift Trust, a Florida trust (the "91 Family Gift Trust"), Durden 1991 Family Discretionary Trust, a Florida trust (the "Discretionary Trust"), Durden 1991 Family Trust, a Florida trust (the "Family Trust"), K. Earl Durden 1991 Gift Trust, an Alabama trust (the "Gift Trust"), and Durden 1996 Family Gift Trust, a Florida trust (the "96 Family Gift Trust", together with the 91 Family Gift Trust, the Discretionary Trust, the Family Trust and the Gift Trust, the "Trusts", and together with RMC, the "Sellers"). The Agreement is attached hereto and incorporated by reference.

     KEY TERMS OF THE AGREEMENT.

     Pursuant to the terms of the Agreement, RP GP Buyer will purchase:

          (A) all of the general partnership interest of Rail Partners, L.P., a Delaware limited partnership ("RPLP");

          (B) the 1% general partnership interest in each of Atlantic & Western Railway, Limited Partnership, a North Carolina limited partnership ("AWR"), East Tennessee Railway, L.P., a Tennessee limited partnership ("ETR"), Galveston Railroad, L.P., a Texas limited partnership ("Galveston"), Georgia Central Railway, L.P., a Georgia limited partnership ("GCR"), Little Rock & Western Railway, L.P., an Arkansas limited partnership ("LRW"), Tomahawk Railway, Limited Partnership, a Wisconsin limited partnership ("Tomahawk"), Valdosta Railway, L.P., a Georgia limited partnership ("Valdosta"), and Wilmington Terminal Railroad, Limited Partnership, a North Carolina limited partnership ("WTR", together with AWR, ETR, Galveston, GCR, LRW, Tomahawk and Valdosta, the "Railroad LPs"); and

     RP LP Buyer will purchase:

          (A) all of the limited partnership interest in RPLP;

          (B) 0.99% of the membership interests in The Bay Line Railroad, L.L.C., an Alabama limited liability company ("Bay Line"), 1.01% of the membership interests in Western Kentucky Railway, L.L.C., a Commonwealth of Kentucky limited liability company ("WKR"), 1% of the membership interests in each of AN Railway, L.L.C., a Florida limited liability company ("ANR"), M&B Railroad, L.L.C., an Alabama limited liability company ("M&B"), and Riceboro Southern Railway, LLC, a Georgia limited liability company ("Riceboro", and together with ANR, Bay Line, M&B and WKR, the "Railroad LLCs"); and

          (C) all of the issued and outstanding shares of each of Evansville Belt Line Railroad, Inc., an Indiana corporation ("Evansville"), Grizzard Transfer Company, Inc., a Georgia corporation ("Grizzard"), and KWT Railway, Inc., a Tennessee corporation ("KWT", and together with Evansville and Grizzard, the "QSubs", and together with RPLP, the Railroad LPs and the Railroad LLCs, the "Acquired Entities").

     Upon completion of the transaction, RP GP Buyer and RP LP Buyer will directly or indirectly own all of the capital stock, membership interests and partnership interests (as applicable) of the Acquired Entities.

     The acquisition is subject to customary closing conditions, including but not limited to approval by the United States Surface Transportation Board. The acquisition is expected to be completed on or about June 1, 2005. The purchase price is $243 million, which amount is subject to adjustment post-closing based on the working capital of the Acquired Entities and their subsidiaries on the closing date. The Acquired Entities are expected to have $1.7 million of non-interest bearing debt at closing. The purchase price was determined on an arm's-length negotiated basis. There are no material relationships between GWI and the Buyers on the one hand and any other party to the Agreement, on the other hand, other than in respect of the Agreement.

     DESCRIPTION OF THE ACQUIRED ENTITIES.

     Founded in 1980, RMC, headquartered in Panama City Beach, Florida, is an operator of short line railroads. The business being acquired is composed of fourteen principal rail operations with locations throughout the South and Southeast United States, including Florida, Alabama, Mississippi, Georgia, Arkansas, Texas, North Carolina, Tennessee and Kentucky.


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     There is also one rail property located in Wisconsin. The main operations are composed of: (i) five former industrial railroads serving the paper and forest products industry, (ii) seven short line railroads, and (iii) two port railroads. RMC operates over 928 miles of track, with 88 locomotives and 1,751 freight cars. The railroads handle approximately 170,000 annual carloads, with approximately 50% of its customers being in the paper and forest products industry.

     The Acquired Entities will be operated as part of GWI's Jacksonville-based Rail Link subsidiary, under the leadership of Billy C. Eason. The acquisition of the five former industrial railroads complements Rail Link's current paper and forest products business which includes three railroads formerly owned by Georgia-Pacific Corp. (acquired in 2003) and industrial switching operations at eight paper mills throughout the Southeast. The acquisition of the two port railroad operations (Galveston, TX; Wilmington, NC) as well as two ports served by two of the other rail lines (Panama City, FL; Port St. Joe, FL) complements Rail Link's seven existing port operations (Corpus Christi, TX; Jacksonville, FL; Fernandina, FL; two ports in Savannah, GA; Brunswick, GA; Baton Rouge, LA). The remaining short lines will be managed along with Rail Link's existing eleven short line operations.

     The information set forth under Item 2.03 "Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant" is incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

     On May 25, 2005, GWI entered into an amendment to its amended and restated unsecured senior credit facility. The amendment permits the acquisition described above and increases GWI's senior revolving credit facility from $150 million to $225 million. GWI will use proceeds from the revolving credit facility to pay a portion of the purchase price. The remaining unused borrowing capacity will be available for general corporate purposes, including acquisitions.

     In addition, the amendment extends the maturity of the revolving credit facility to June 1, 2010 and permits the incurrence by GWI of up to an additional $125 million of senior notes. The amendment increases the maximum leverage covenant (measured as Funded Debt (indebtedness plus guarantees including Letters of Credit, plus the present value of operating leases) to EBITDAR (earnings before interest, taxes, depreciation, amortization and rental payments on operating leases)) to 3.75 times through December 31, 2005. The capital expenditure basket has been increased from $42 million to $51 million per fiscal year, and the permitted acquisition basket has been increased from $75 million to $100 million per acquisition. The basket for an incremental credit facility has been reduced from $100 million to $50 million.

     This summary is qualified in its entirety by reference to the text of the amendment to its amended and restated unsecured senior credit facility, which is attached hereto and incorporated by reference.


ITEM 9.01 EXHIBITS

Exhibit No.     Description
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99.1            Securities Purchase Agreement, dated as of May 25, 2005, by and among Rail Management Corporation, Durden 1991 Family Gift
                Trust, Durden 1991 Family Discretionary Trust, Durden 1991
                Family Trust, K. Earl Durden 1991 Gift Trust, Durden 1996
                Family Gift Trust, RP Acquisition Company One and RP
                Acquisition Company Two

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99.2            Consent and First Amendment to Amended and Restated Revolving
                Credit and Term Loan Agreement, dated as of May 25, 2005, by and among (a) Genesee & Wyoming, Inc. ("GWI" or the "US Borrower"), (b) Quebec Gatineau Railway Inc. ("Quebec" or the "Canadian Borrower", collectively the US Borrower and the Canadian Borrower, the "Borrowers"), (c) the Subsidiaries of the US Borrower listed on Schedule I thereto and any other Person which may become a guarantor of the Obligations in accordance with ss.9.14 thereof (the "US Guarantors"),
                (d) Genesee & Wyoming Canada Inc., Mirabel Railway Inc., Huron Central Railway Inc. and St. Lawrence & Atlantic Railroad (Quebec) Inc. and any other Person which may become a guarantor of the Canadian Obligations in accordance with ss.9.14 thereof (the "Canadian Guarantors"), (e) Bank of America, N.A. and the other lending institutions listed on Schedule II thereto,
                (f) Bank of America, N.A., as administrative agent for itself and such lending institutions


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GENESEE & WYOMING INC.


                                       By: /S/ ADAM B. FRANKEL
                                          -------------------------------------
                                          Name: Adam B. Frankel
                                          Title: Senior Vice President,
                                                 General Counsel & Corporate
                                                 Secretary


Dated:  June 1, 2005